UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): February 12, 2010

OAKRIDGE INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	-------------	98-0648307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 206 424 7587
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
The following agreements expired :-
1

In March 2008, the Company signed a Technology License Agreement, with Total Union PCB Recycle Limited, for the PCB Recycling process paying an initial refundable deposit of US$10,000. Under the agreement, the Company has a non-exclusive license to the technology for recycling PCB’s outside of China. The Company was required to pay a further US$40,000 for the Technology License by September 30, 2008, after which all funds would become non-refundable. At the end of September 2008, the Technology License Agreement was extended by mutual consent for another six months until March 31, 2009 in order for the Company to complete its evaluation. On March 30, 2009, this Technology License Agreement was further extended by mutual consent for six months to September 30, 2009. The Technology Agreement was expired on October 1, 2010 as the parties could not agree on a further extension.

2

On June 29, 2009, the Company entered into a Binding Memorandum of Terms for the proposed acquisition of Total Union PCB Recycle Ltd., the licensor of a PCB Recycling process. The agreement expired on December 31, 2009 and the parties could not agree to enter into a new Binding Memorandum of Terms, which was proposed and rejected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009	OAKRIDGE INTERNATIONAL CORPORATION

By: /s/ Sau Shan Ku
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Name: Sau Shan Ku
Title: Secretary